EXHIBIT 10.1

                       FIRST AMENDMENT TO
                   CONTINENTAL AIRLINES, INC.
                   DEFERRED COMPENSATION PLAN


     WHEREAS, CONTINENTAL AIRLINES, INC. (the "Company") has heretofore adopted the CONTINENTAL AIRLINES, INC. DEFERRED COMPENSATION PLAN (the "Plan") for the benefit of certain of its employees and directors and certain employees of its adopting subsidiaries; and

     WHEREAS, the Company desires to amend the Plan in certain respects;

     NOW, THEREFORE, the Plan shall be amended as follows, effective as of January 1, 1999:

     1. The following shall be added to the end of Section 6.3(a) of the Plan:

     "Notwithstanding the preceding provisions of this Section 6.3(a), a Member shall not be entitled to a withdrawal under this Section 6.3(a) if the Committee determines, in its sole discretion, that the primary purpose of such withdrawal is the cessation of Compensation deferrals under the Plan. The Committee shall consider such factors as it deems appropriate in order to make a determination pursuant to the preceding sentence, including, without limitation, the amount of the requested withdrawal, the balance in the Member's Account, the Member's Compensation deferral election then in effect, and the timing of such withdrawal request."

     2. As amended hereby, the Plan is specifically ratified and reaffirmed.

     IN WITNESS WHEREOF, the undersigned officer of the Company acting pursuant to authority granted to him by the Human Resources Committee of the Company's Board of Directors has executed this instrument on this 18th day of May, 1999.


                              CONTINENTAL AIRLINES, INC.


                              By:/s/ Jeffery A. Smisek
                                 Jeffery A. Smisek
                                 Executive Vice President